Earnings Call April 29, 2021 First Quarter 2021 Financial Review

2 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, statements with respect to our objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” "create" and other similar words and expressions of the future. Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including as of and for the three month periods ended March 31, 2021 and 2020, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2021, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non- GAAP financial measures, such as “pre-provision net revenue (PPNR)”, “adjusted noninterest income”, “adjusted noninterest expense”, “adjusted net income (loss)”, “adjusted net income (loss) per share (basic and diluted)”, “adjusted return on assets (ROA)”, “adjusted return on equity (ROE)”, and other ratios. This supplemental information is not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued into 2021 and the one-time loss on sale of the Beacon operations center in the fourth quarter of 2020. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Important Notices and Disclaimers

3 • All capital ratios are above "well capitalized" levels • Initiated Class B common stock repurchase program on March 10, 2021; as of April 27, 2021, have repurchased over $3.9 million, representing 243,167 shares of Class B common stock at a weighted average price of $16.06 Performance Highlights 1Q21 Capital Business • Net income of $14.5 million in 1Q21, up 70.7% compared to 4Q20; Diluted earnings per share was $0.38 for 1Q21, compared to $0.20 in 4Q20 • PPNR(1) was $18.1 million, an increase of 112.1% compared to 4Q20 • Total loans were $5.8 billion, down 1.50% from 4Q20 • Total deposits were $5.7 billion, down 0.9% from 4Q20 • Total demand deposits increased $199.5 million, or 9.5% from 4Q20 • Average cost of total deposits decreased to 0.60% in 1Q21 from 0.69% in 4Q20 • AUMs totaled $2.0 billion, up $46.5 million, or 2.4%, from 4Q20 Earnings (1) Pre-Provision Net Revenue, or PPNR, is determined by methods other than GAAP. See more information and a reconciliation to GAAP in “Non-GAAP Financial Measures Reconciliation” herein.

4 85.8% 70.7% 4Q20 1Q21 15.2% 17.2% 4Q20 1Q21 12.7% 12.9% 4Q20 1Q21 2.61% 2.66% 4Q20 1Q21 Focused on Key Performance Metrics Robust Deposit Base Robust Capital Position Higher Operating Profitability Rationalizing Cost Structure (1) Calculated based upon the average daily balance of total assets. (2) Calculated based upon the average daily balance of stockholders' equity. 1.90% 1.93% 4Q20 1Q21 Strong Credit Coverage 0.42% 0.76% 4Q20 1Q21 Improved Profitability 4.09% 7.47% 4Q20 1Q21 NIB Deposits/ Total Deposits Tier 1 Capital Ratio Net Interest Margin Efficiency Ratio ALL / Total LoansROA (1) ROE (2)

5 86.1% 13.9% U.S. Gov't sponsored enterprises 51.3% U.S. Gov't agency 18.2% Municipals 1.3% Corporate debt 29.0% US treasury 0.2% $1,601.3 $1,225.1 $1,190.2 $70.3 $58.1 $104.7 $24.2 $24.3 $24.0 2.45% 2.21% 2.15% 1Q20 4Q20 1Q21 0 500 1,000 1,500 87.3% 12.7% • Effective duration increased vs. 4Q20 due to lower expected prepayments and longer-duration securities purchased during 1Q21 Investment Portfolio Balances and Yields (1) Available for Sale (AFS) Held to Maturity (HTM) Highlights Fixed vs. Floating Mar. 2020 (2) Mar. 2021 Floating rate Fixed rate Available for Sale Securities by Type March 31, 2021 3.0 yrs Effective Duration ($ in millions) Marketable Equity Securities (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or float). The Company revised its classification of securities by rate type in 3Q20. Prior year information has been revised for comparative purposes, resulting in a change from 14.6% (floating) and 85.4% (fixed) as previously reported in 1Q20 Yield 3.4 yrs Effective Duration

6 51.8% 50.2% 50.4% 48.6% 48.5% 19.4% 21.5% 20.5% 20.1% 19.5% 16.3% 16.0% 15.8% 16.2% 16.3% 10.0% 10.1% 10.1% 10.9% 10.9% 2.5% 2.2% 3.2% 4.2% 4.8% 4.31% 3.77% 3.64% 3.76% 3.77% 1Q20 2Q20 3Q20 4Q20 1Q21 65.3% 66.3% 66.5% 66.2% 66.1% 18.2% 17.8% 17.9% 17.8% 18.0% 13.3% 12.9% 12.6% 12.9% 12.9% 3.2% 3.0% 3.0% 3.1% 3.0% 1Q20 2Q20 3Q20 4Q20 1Q21 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Loan Portfolio Highlights Loan Composition Geographic Mix (Domestic) • Lower average loan balances resulting from high level of prepayments in commercial, including those from PPP loans • Originated $81.5 million in PPP loans in 1Q21; $164.8 million PPP loans outstanding at March 31, 2021 • Processed $178.6 million of forgiveness applications during 1Q21; approx. $83 million remain outstanding from PPP loans originated in 2020 • Consumer loans include $61.7 million in high-yield indirect U.S. consumer loans purchased during 1Q21 Florida Texas New York Average Loan Yield Other (1) (1) Includes international loans, loans held for sale and certain loans based on country of risk.

Credit Quality

7

Non-Performing Assets [1] / Total Assets



0.41%
0.95%
1.08%
1.13%
1.16%
1Q20
2Q20
3Q20
4Q20
1Q21

Allowance for Loan Losses / Total NPL



2.2x
1.6x
1.4x
1.3x
1.2x
1Q20
2Q20
3Q20
4Q20
1Q21

Allowance for Loan Losses
($ in millions)



$72.9
$119.7
$116.8
$110.9
$110.9
1.29%
2.04%
1.97%
1.90%
1.93%
1Q20
2Q20
3Q20
4Q20
1Q21
Allowance for Loan Losses
ALL as a % of Total Loans

Net Charge-Offs / Average Total Loans [2]



0.09%
0.13%
1.41%
0.40%
—%
1Q20
2Q20
3Q20
4Q20
1Q21

- Credit quality remains sound and reserve coverage is strong
- No provision for loan losses necessary in 1Q21

[1] Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered TDRs, and OREO properties acquired through or in lieu of foreclosure.
[2] Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for loan losses. During the third quarter of 2020, the Company charged off $19.3 million against the allowance for loan losses as result of the deterioration of one commercial loan relationship.

8 $5,842 $6,024 $5,878 $5,732 $5,678 $2,521 $2,634 $2,686 $2,679 $2,759 $1,894 $1,846 $1,767 $1,547 $1,388 $647 $588 $508 $634 $553 $780 $956 $917 $872 $978 1.18% 0.95% 0.82% 0.69% 0.60% 1Q20 2Q20 3Q20 4Q20 1Q21 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 $3,031 $2,635 $2,529 $2,503 2018 2019 2020 1Q21 $3,001 $3,122 $3,203 $3,175 2018 2019 2020 1Q21 ~3% CAGR Domestic Deposits ($ in millions) ~8% Compound Annual Decline Rate Deposit Highlights Deposit Composition 56% International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits (1) Cost of total Deposits (2) ($ in millions, except for percentages) 44% (1) 1Q21, 4Q20 and 3Q20 include brokered transaction deposits of $58 million, $140 million and $22 million, respectively, and brokered time deposits of $494 million, $494 million and $487 million, respectively. All other periods shown includes only brokered time deposits. (2) Annualized and calculated based upon the average daily balance of total deposits. Noninterest Bearing Demand Deposits

9 $49.2 $46.3 $45.4 $48.7 $47.6 2.65% 2.44% 2.39% 2.61% 2.66% Net Interest Income NIM 1Q20 2Q20 3Q20 4Q20 1Q21 0 10 20 30 40 50 60 NIM increased in 1Q21 primarily due to: – Lower overall cost of deposits – Reduced customer CDs volumes Net interest income down in 1Q21 primarily on: – Lower average loan volumes due to higher prepayments Net Interest Income and NIM Net Interest Income (NII) and NIM (%) Commentary ($ in millions, except for percentages)

10 $21.9 $19.8 $20.3 $11.5 $14.2 $4.3 $3.4 $3.9 $4.2 $4.1 $4.1 $4.3 $4.3 $4.2 $4.6 $9.6 $7.7 $8.6 $1.0 $2.6 $3.9 $4.4 $3.5 $2.1 $2.9 1Q20 2Q20 3Q20 4Q20 1Q21 0 2 4 6 8 10 12 14 16 18 20 22 7% 93% 10% 90% Noninterest Income Mix Noninterest Income Mix Commentary • Net gain on sale of securities from portfolio repositioning • Other noninterest income in 4Q20 included loss recorded on sale of operations center • 1Q21 Offsets: absence of loan fees from Main Street Lending Program, lower derivative income and wire transfer fees Assets Under Management/Custody Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income $2.0B Domestic International 1Q211Q20 $1.6B ($ in millions) Securities gains, net

11 Decrease in noninterest expense in 1Q21 primarily due to: • Lower salaries and employee benefits due to separation plans implemented in 4Q20 • 4Q20 salaries and employee benefits expenses included severance costs • Increase in FTEs resulting from strategic hirings in business units: ◦ Amerant Mortgage - 6 FTEs ◦ Relationship Managers - 4 FTEs ◦ Loan Operations - 2 FTEs ◦ Temps - 6 FTEs $44.9 $36.7 $45.5 $51.6 $43.6 $29.3 $21.6 $28.3 $32.3 $26.4 $15.6 $15.1 $17.2 $19.3 $17.2 825 825 807 713 731 1Q20 2Q20 3Q20 4Q20 1Q21 10 20 30 40 50 60 Noninterest Expense Noninterest Expense Mix Commentary Other operating expenses Salaries and employee benefits FTE ($ in millions, except for FTEs)

12 $199 $201 $205 $208 $210 -50 bps -25 bps BASE +25 bps +50 bps 160 180 200 (As of March 31, 2021) Fixed 52% Adjustable 48% Interest Rate Sensitivity By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve Loan Portfolio & Repricing Detail Impact on NII from Interest Rate Change (1) Net Interest Income Change from base <1 year 54% 1-3 years 10% 4-5 years 12% 5+ years 24% -2.6% -1.6% 0.0% 2.8% 1.8% ($ i n M ill io n s) (As of March 31, 2021) Swap 4% Fixed 52% UST 1% Libor 36% Prime 7%

13Initiatives: Near and Long-term • “Deposits First” • Brand Awareness • Rationalization of Lines of Business and Geographies • Path to 60% Efficiency Ratio • Capital Structure Optimization Focused on increasing profitability and shareholder value

Supplemental Loan Portfolio Information

15Deferrals & Forbearance due to COVID-19 • 10 customers remaining totaling $62MM or 1.1% of total loans vs. 21.4% at 6/5/20 peak • Mainly CRE NY: 2 CRE retail $41MM, 1 CRE office $8MM and 3 multifamily $12MM • Increase in 1Q21 due to 1 CRE retail NY $28.6MM, 1 CRE office NY with ground floor retail $8.5MM and 1 CRE multifamily NY $2.4MM, partially offset by $20.7MM in loans that resumed regular payments after forbearance period ended • 99.5% of total requests are secured with RE collateral (Wavg. LTV 68.2%) • Have received 100% of payments due for loans that have resumed their regular payments Relief Requests Summary Continue to monitor credit quality and effectively reduce loans under deferral and/or forbearance CRE requests as % of their respective portfolio:

Loan portfolio by industry

16

(Mar 31, 2021) ($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans	Unfunded Commitments[8]
Financial Sector [1]	$ 5	$ 65	$ 70	1.2 %	$ 24
Construction and Real Estate & Leasing:					
Commercial real estate loans	2,788	—	2,788	48.5 %	215
Other real estate related services and equipment leasing [2]	50	72	122	2.1 %	20
Total construction and real estate & leasing	**2,838**	**72**	**2,910**	**50.6 %**	**235**
Manufacturing:					
Foodstuffs, Apparel	74	34	108	1.9 %	5
Metals, Computer, Transportation and Other	16	103	119	2.1 %	19
Chemicals, Oil, Plastics, Cement and Wood/Paper	26	19	45	0.8 %	3
Total Manufacturing	**115**	**156**	**271**	**4.7 %**	**27**
Wholesale [3]	158	429	587	10.2 %	123
Retail Trade [4]	258	118	376	6.5 %	38
Services:					
Communication, Transportation, Health and Other [5]	247	135	382	6.6 %	33
Accommodation, Restaurants, Entertainment and other services [6]	102	71	173	3.0 %	25
Electricity, Gas, Water, Supply and Sewage Services	6	28	34	0.6 %	4
Total Services	**355**	**234**	**589**	**10.2 %**	**63**
Primary Products:					
Agriculture, Livestock, Fishing and Forestry	—	1	1	— %	—
Mining	—	6	6	0.1 %	1
Total Primary Products	**—**	**7**	**7**	**0.1 %**	**1**
Other Loans [7]	626	314	940	16.3 %	220
Total Loans	**$ 4,355**	**$ 1,395**	**$ 5,750**	**100.0 %**	**$ 730**

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 10.2% of total loans
- 76% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Wholesale - Food
  - Retail - Gas stations
  - Services – Healthcare, Repair and Maintenance

(1) Consists mainly of finance facilities granted to non-bank financial companies.
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities
(3) Food wholesalers represented approximately 40%
(4) Gasoline stations represented approximately 60%
(5) Healthcare represented approximately 57%
(6) Other repair and maintenance services represented 53%
(7) Primarily residential, consumer loans, and cash secured loans and loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loans portfolio
(8) Not all unfunded commitments are unilaterally available to borrowers. For example, certain revolving loans and asset based lending loans require borrowers to provide additional collateral to access the full amount of the commitment

17Industries with escalated monitoring Travel, Entertainment and Dining Very limited exposure: • Arts, Entertainment and Recreation $38 MM (0.2% of total loans) - $26 MM Marinas and $8 MM Bowling • Restaurants $39 MM (0.7% of total loans) - 52% Limited- service, 21% Full-service, 27% Other • Aviation $27 MM (0.5% of total loans) - mainly service and repair Highlights (1) Not all unfunded commitments are unilaterally available to borrowers. For example, certain revolving loans and asset based lending loans require borrowers to provide additional collateral to access the full amount of the commitment ($ in millions) Real Estate Non-Real Estate Total % Total Loans Unfunded Commitments(1) Arts, Entertainment, and Recreation 36 2 38 0.7% 3 Limited-Service Restaurants 10 11 21 0.4% 10 Full-Service Restaurants 9 7 16 0.3% — Other Food services 1 1 2 — % — Total Restaurants 20 19 39 0.7% 10 Total Aviation 1 26 27 0.5% 2 Total Loans $ 57 $ 47 $ 104 1.9% 15 (Mar 31, 2021)

18Industries with escalated monitoring Commercial Real Estate (CRE) CRE Type FL TX NY Other Total % Total CRE % Total Loans Income Producing (1) Land and Construction Retail $ 601 $ 193 $ 285 $ — $ 1,079 38.7% 18.8% $ 1,065 $ 14 Multifamily 305 316 304 — 925 33.2% 16.1% 723 202 Office 294 16 58 — 368 13.2% 6.4% 368 — Hotels 216 — 72 — 288 10.3% 5.0% 191 96 Industrial 46 33 15 — 94 3.4% 1.6% 90 4 Land 35 — — — 35 1.2% 0.6% — 35 Total CRE $ 1,497 $ 558 $ 734 $ — $ 2,789 100.0% 48.5% $ 2,437 $ 352 • Conservative weighted average LTV 60% and DSC 1.7x • Strong sponsorship profile: 41% to top tier customers (multifamily 49%, retail 38%, office 38%, hotel 46%) • No significant tenant concentration in CRE retail loan portfolio, where the top 15 tenants represent 46% of the total. Major tenants include recognized national pharmacy, food and clothing retailers (1) Income producing properties include non-owner occupied and multi-family residential loans Highlights (Mar 31, 2021) ($ in millions, except %)

19Industries with escalated monitoring CRE Hotels (As of 03/31/2021) • CRE Hotel portfolio is limited to 27 properties, majority of which are in popular travel destinations such as Miami Beach (#9 / $104 MM) and New York (#2 / $72 MM) • Three hotel construction loans to borrowers who are experienced hotel operators within their markets with significant equity and resources as well as previous construction track record with the Bank. To date, hotel construction projects continue on budget and without significant delays • Hotel with LTV above 80% mainly consist of 1 hotel in Miami Beach for which LTV is based on hotel operation only and does not include additional condo rental pool component that provides additional source of repayment • None of the hotel loans are under forbearance Highlights Full Service 36% Limited Service 36% Boutique 28% Hotels 13% 36% 36% 3% 11% 0% 10% 20% 30% 40% 50% 50% or less 50-60% 60-70% 70-80% 80% or more Hotels - LTV Total: $287 million Loan Portfolio Percentage: 5.0%

20 11% 23% 41% 19% 6% 50% or less 50- 60% 60- 70% 70- 80% 80% or more 0% 10% 20% 30% 40% 50% 60% Industries with escalated monitoring CRE Retail (As of 03/31/2021) • Florida and Texas are focused on neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York is focused on high traffic retail corridors with proximity to public transportation services • Single-tenant vacant consist of two properties located in the New York-Midtown submarket with strong sponsors carrying the property or with cash flow sweep reserves in place Highlights CRE Retail (1) Retail - LTV Food and Health Retail36% Clothing 27% Banking 8% Restaurant 3% Education 9% Groceries 4% Vacant 14% CRE Retail - Single Tenant (1) (1) CRE retail loans above $5 million Total: $1.1 billion Loan Portfolio Percentage: 18.9% Total: $190 million Loan Portfolio Percentage: 3.3% Neighborhood Center 20% Single Tenant 24% Strip/Convenience 29% Community Center15% Theme/Festival Center 12%

Appendices

22Appendix 1 Non-GAAP Financial Measures Reconciliations The following table sets forth selected financial information derived from the Company’s interim unaudited consolidated financial statements, adjusted for certain costs incurred by the Company in the periods presented related primarily to tax deductible restructuring costs and the one-time loss on the sale of the Beacon operations center in the fourth quarter of 2020. The Company believes these adjusted numbers are useful to understand the Company’s performance absent these transactions and events. Three Months Ended, ($ in thousands) March 31, 2021 December 31, 2020 March 31, 2020 Total noninterest income $ 14,163 $ 11,515 $ 21,910 Plus: loss on sale of the Beacon operations center (1) — 1,729 — Adjusted noninterest income $ 14,163 $ 13,244 $ 21,910 Total noninterest expenses $ 43,625 $ 51,629 $ 44,867 Less: restructuring costs (2): Staff reduction costs (3) 6 5,345 54 Digital transformation expenses 234 658 300 Branch closure expenses — 2,404 — Total restructuring costs $ 240 $ 8,407 $ 354 Adjusted noninterest expenses $ 43,385 $ 43,222 $ 44,513

23Appendix 1 Non-GAAP Financial Measures Reconciliations (cont’d) Three Months Ended, ($ in thousands, except per share amounts) March 31, 2021 December 31, 2020 March 31, 2020 Net income $ 14,459 $ 8,473 $ 3,382 Plus after-tax restructuring costs: Restructuring costs before income tax effect 240 8,407 354 Income tax effect (48) (6,455) (74) Total after-tax restructuring costs 192 1,952 280 Less after-tax loss on sale of the Beacon Operations Center: Loss on sale of the Beacon Operations Center before income tax effect — 1,729 — Income tax effect — (1,042) — Total after-tax loss on sale of Beacon Operations Center — 687 — Adjusted net income $ 14,651 $ 11,112 $ 3,662 Net income $ 14,459 $ 8,473 $ 3,382 Plus: provision for loan losses — — 22,000 Plus: provision for income tax expense 3,648 65 890 Pre-provision net revenue $ 18,107 $ 8,538 $ 26,272 Basic earnings per share $ 0.38 $ 0.21 $ 0.08 Plus: after tax impact of restructuring costs 0.01 0.04 0.01 Plus: after tax loss on sale of the Beacon Operations Center — 0.02 — Total adjusted basic earnings per common share $ 0.39 $ 0.27 $ 0.09

24Appendix 1 Non-GAAP Financial Measures Reconciliations (cont’d) Three Months Ended, March 31, 2021 December 31, 2020 March 31, 2020 Diluted earnings per share (4) $ 0.38 $ 0.20 $ 0.08 Plus: after tax impact of restructuring costs 0.01 0.05 0.01 Plus: after tax loss on sale of the Beacon Operations Center — 0.02 — Total adjusted diluted earnings per common share $ 0.39 $ 0.27 $ 0.09 Net income / Average total assets (ROA) 0.76% 0.42% 0.17 % Plus: after tax impact of restructuring costs 0.01% 0.11% 0.02 % Plus: after tax loss on sale of the Beacon Operations Center — % 0.03% — % Adjusted net income / Average total assets (Adjusted ROA) 0.77% 0.56% 0.19 % Net income (loss) / Average stockholders' equity (ROE) 7.47% 4.09% 1.61 % Plus: after tax impact of restructuring costs 0.10% 0.94% 0.13 % Plus: after tax loss on sale of the Beacon Operations Center — % 0.33% — % Adjusted net income / Average stockholders' equity (Adjusted ROE) 7.57% 5.36% 1.74%

Appendix 1

25

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands, except per share amounts and percentages)	Three Months Ended, March 31, 2021	December 31, 2020	March 31, 2020
Stockholders' equity	$ 785,014	$ 783,421	$ 841,117
Less: goodwill and other intangibles	(21,515)	(21,561)	(21,698)
Tangible common stockholders' equity	$ 763,499	$ 761,860	$ 819,419
Total assets	7,751,098	7,770,893	8,098,810
Less: goodwill and other intangibles	(21,515)	(21,561)	(21,698)
Tangible assets	$ 7,729,583	$ 7,749,332	$ 8,077,112
Common shares outstanding	37,922	37,843	42,166
Tangible common equity ratio	9.88 %	9.83 %	10.14 %
Stockholders' book value per common share	$ 20.70	$ 20.70	$ 19.95
Tangible stockholders' book value per common share	$ 20.13	$ 20.13	$ 19.43

(1) The Company leased-back the property for a 2-year term.

(2) Expenses incurred for actions designed to implement the Company's strategy as a new independent company. These actions include, but are not limited to reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities.

(3) On October 9, 2020, the Board of Directors of the Company adopted a voluntary early retirement plan for certain eligible long-term employees and an involuntary severance plan for certain other positions consistent with the Company's effort to streamline operations and better align its operating structure with its business activities. 31 employees elected to participate in the voluntary plan, all of whom retired on or before December 31, 2020. The involuntary plan impacted 31 employees most of whom no longer worked for the Company and/or its subsidiaries by December 31, 2020. On December 28, 2020, the Company determined the termination costs and annual savings related to the voluntary and involuntary plans. The Company incurred approximately $3.5 million and $1.8 million in one-time termination costs in the fourth quarter of 2020 in connection with the voluntary and involuntary plans, respectively, the majority of which will be paid over time in the form of installment payments until December 2021. The Company estimates that the voluntary and involuntary plans will yield estimated annual savings of approximately $4.2 million and $5.5 million, respectively, for combined estimated annual savings of approximately $9.7 million beginning in 2021.

(4) As of March 31, 2021, December 31, 2020 and March 31, 2020 potential dilutive instruments consisted of unvested shares of restricted stock and restricted stock units, For all the periods presented, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share in those periods, fewer shares would have been purchased than restricted shares assumed issued. Therefore, in those periods, such awards resulted in higher diluted weighted average shares outstanding than basic weighted average shares outstanding, and had a dilutive effect in per share earnings.

Thank you Investor Relations InvestorRelations@amerantbank.com